As filed with the Securities and Exchange Commission on June 19, 2003

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            4KIDS ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

New York                                                              13-2691380
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

1414 Avenue of the Americas, New York, New York                            10019
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                             2003 Stock Option Plan
                             ----------------------
                            (Full Title of the Plan)

                                 Rory A. Greiss
                                Kaye Scholer LLP
                                 425 Park Avenue
                            New York, New York 10022
                      -------------------------------------
                     (Name and address of agent for service)

                                 (212) 836-8261
                      -------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered              share (1)               price (1)          registration fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value      600,000 shares            $18.11 (2)             $10,866,000             $879.06
$.01 per share

----------

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on The New York Stock Exchange on June 17, 2003.

      Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      See Item 2 below.

Item 2. Registrant Information and Employee Plan Annual Information.

      The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference into this Registration Statement.

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on March 31, 2003.

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission on May 15, 2003.

      (c) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2003.

      (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 13, 2000.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interest of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Officers and Directors.

      Section 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws require the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Registrant's Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Registrant. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. The Registrant maintains insurance to cover directors and officers against liability which they may incur in such capacity.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

       Exhibit Number                   Description
       --------------                   -----------

            4.1 Certificate of Incorporation of the Registrant, as amended (1)
            4.2 By-Laws of the Registrant adopted by the Board of Directors on March 28, 1991 (2)
            5.1         Opinion of Kaye Scholer LLP (*)
           10.1         2003 Stock Option Plan (3)
           23.1         Consent of Deloitte & Touche LLP (*)
           23.2         Consent of Kaye Scholer LLP (included in Exhibit 5.1)

(*)   Filed herewith.

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(3) Incorporated by reference to the Registrant's Definitive Proxy Statement relating to the Registrant's 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 21, 2003.

Item 9. Undertakings.

      (a) The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 18th day of June, 2003.

                                                   4KIDS ENTERTAINMENT, INC.

                                                   By /s/ Alfred R. Kahn
                                                      -------------------------
                                                      Alfred R. Kahn
                                                      Chairman of the Board and
                                                      Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: June 18, 2003                    /s/ Alfred R. Kahn
                                       -----------------------------------------
                                       Alfred R. Kahn,
                                       Chairman of the Board
                                       Chief Executive Officer
                                       and Director

Date: June 18, 2003                    /s/ Richard Block
                                       -----------------------------------------
                                       Richard Block,
                                       Director

Date: June 18, 2003                    /s/ Jay Emmett
                                       -----------------------------------------
                                       Jay Emmett,
                                       Director

Date: June 18, 2003                    /s/ Michael Goldstein
                                       -----------------------------------------
                                       Michael Goldstein,
                                       Director

Date: June 18, 2003                    /s/ Steven M. Grossman
                                       -----------------------------------------
                                       Steven M. Grossman,
                                       Director

Date: June 18, 2003                    /s/ Joseph P. Garrity
                                       -----------------------------------------
                                       Joseph P. Garrity,
                                       Executive Vice President, Treasurer,
                                       Principal Financial Officer,
                                       Principal Accounting Officer and Director
Exhibit Index

       Exhibit Number                   Description
       --------------                   -----------

            4.1 Certificate of Incorporation of the Registrant, as amended (1)
            4.2 By-Laws of the Registrant adopted by the Board of Directors on March 28, 1991 (2)
            5.1         Opinion of Kaye Scholer LLP (*)
           10.1         2003 Stock Option Plan (3)
           23.1         Consent of Deloitte & Touche LLP (*)
           23.2         Consent of Kaye Scholer LLP (included in Exhibit 5.1)

(*)   Filed herewith.

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(2) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(3) Incorporated by reference to the Registrant's Definitive Proxy Statement relating to the Registrant's 2003 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 21, 2003.


                                       6